ARTICLES OF AMENDMENT                EXHIBIT 3(i)
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                           WERNER ENTERPRISES, INC.

      KNOW ALL MEN BY THESE PRESENTS, that the Articles of
Incorporation of Werner Enterprises, Inc., have been amended in accordance with the Nebraska Business Corporations Act, Section 21-2056 and 21-2060 in the following respect:

                                      I.

      The name of the corporation is WERNER ENTERPRISES, INC., and the effective date of its incorporation is September 14, 1982.

                                      II.

      Article X of the Articles of Incorporation has been amended to read as follows:

                                  "ARTICLE X

      The Board of Directors of the Corporation may be divided into up to three classes, each class to consist of not less than three directors and to be as nearly equal in number as possible. The number of classes of directors and the terms of office for directors in each such class shall be set forth in the Bylaws of the Corporation.

      Any vacancy in the office of a director shall be filled by the vote of the remaining directors, even if less than a quorum, or by the sole remaining director. The director class of any directors chosen to fill vacancies shall be designated by the Board and such directors shall hold office until the next election of directors of the class of which they are a member and until their successors shall be elected and qualified.

      Any newly created directorship resulting from any increase in the number of directors may be filled by the Board of Directors, acting by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. The director class of any directors chosen to fill newly created directorships shall be designated by the Board and such directors shall hold office until the next election of directors of the class of which they are a member and until their successors shall be elected and qualified."



                                     III.

      The date of adoption of this amendment by the shareholders was June 21, 1994.

                                      IV.

      The number of shares of the corporation outstanding at the time of such adoption was Twenty-Five Million Three Hundred Thirty Four Thousand and Sixteen (25,334,016) shares; and the number of shares entitled to vote thereon was Twenty-Five Million Three Hundred Thirty-Four Thousand and Sixteen (25,334,016) shares.

                                      V.

      The number of shares voting for such amendment were Seventeen Million Two Hundred Sixty-Nine Thousand Four Hundred One
(17,269,401) shares; and the number of shares voted against such amendment were Six Million Seven Hundred Ninety-Five and Sixty Nine (6,795,069) shares.

                                      VI.

      The amendment does not provide for exchange, reclassification, or cancellation of issued shares.

      Dated at Omaha, Nebraska, on this 21st day of June, 1994.

ATTEST:


/s/John J. Steele                         /s/Richard S. Reiser
John J. Steele,                           Richard S. Reiser
Secretary                                 Vice-President


STATE OF NEBRASKA   )
                    ) ss.
COUNTY OF SARPY     )

      On the 23rd day of June, 1994, before me, the undersigned Notary Public, personally came Richard S. Reiser, Vice-President of Werner Enterprises, Inc., and John J. Steele, Secretary of Werner Enterprises, Inc., to me known to be the identical persons whose names are affixed to the foregoing instrument and acknowledged the execution thereof to be their voluntary act and deed.

      Subscribed and sworn to before me on the day last above written.


                                    /s/Sheila Lenagh
                                    Notary Public

                             ARTICLES OF AMENDMENT

                                      TO

                           ARTICLES OF INCORPORATION

                                      OF

                           WERNER ENTERPRISES, INC.

      KNOW ALL MEN BY THESE PRESENTS, that the Articles of
Incorporation of Werner Enterprises, Inc., have been amended in accordance with the Nebraska Business Act, Section 21-2056 and 21-2060 in the following respect:

                                      I.

      The name of the Corporation is WERNER ENTERPRISES, INC., and the effective date of its incorporation is September 14, 1982.

                                      II.

      Article V of the Articles of Incorporation has been amended to read as follows:

                                  "ARTICLE V

      The aggregate number of shares of common stock which this corporation shall have authority to issue is 60,000,000 shares, having a par value of $0.01 each.

      All transfers of the shares of this corporation shall be made in accordance with the provisions of the By-Laws of the corporation."

                                     III.

      The date of adoption of this amendment by the shareholders was September 29, 1993.

                                      IV.

      The number of shares of the corporation outstanding at the time of such adoption was Twenty-Two Million Nine Hundred Thirty Seven Thousand Eight Hundred Sixty-Six (22,937,866) shares; and the number of shares entitled to vote thereon was Twenty-Two Million Nine Hundred Thirty Seven Thousand Eight Hundred Sixty-Six (22,937,866) shares.

                                      V.

      The number of shares voting for such amendment were seventeen million five hundred ninety-four thousand six hundred ninety-nine (17,594,699) shares; and the number of shares voted against such amendment were two million one hundred seventy-three thousand seven hundred ninety-five shares (2,173,795).

                                      VI.

      The amendment does not provide for exchange, reclassification, or cancellation of issued shares.

      Dated at Omaha, Nebraska on this 29th day of September, 1993.

ATTEST:


/s/John J. Steele                         /s/Richard S. Reiser
John J. Steele                            Richard S. Reiser
Secretary                                 Vice-President

STATE OF NEBRASKA     :
                      : ss.
COUNTY OF SARPY       :

      On the 29th day of September, 1993, before me, the undersigned Notary Public, personally came Richard S. Reiser, Vice-President of Werner Enterprises, Inc., and John J. Steele, Secretary of Werner Enterprises, Inc., to be known to be the identical persons whose names are affixed to the foregoing instrument and acknowledged the execution thereof to be their voluntary act and deed.

      Subscribed and sworn to before me on the day last above written.


                                          /s/Donna R. Ingram
                                          Notary Public